As filed with the Securities and Exchange Commission on January 25, 2017

Registration No. 333-74448

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Trustmark Corporation

(Exact name of Registrant as specified in its charter)

Mississippi	64-0471500
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

248 East Capitol Street
Jackson, Mississippi 39201
(601) 208-5111

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Trustmark Corporation Deferred Compensation Plan

(Full title of the plans)

Granville Tate, Jr.

Secretary

248 East Capitol Street

Jackson, Mississippi 39201

(601) 208-5111

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bruce C. Bennett

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 841-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Trustmark Corporation, a Mississippi corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-74448), filed with the Securities and Exchange Commission on December 4, 2001, registering deferred compensation obligations for payment of deferred compensation to participants in the Trustmark Corporation Deferred Compensation Plan (the “Registration Statement”), to deregister any and all deferred compensation obligations registered but unissued under the Registration Statement as of the date hereof. The Registrant, by filing this Post-Effective Amendment No. 1, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all deferred compensation obligations registered but unissued under the Registration Statement as of the date hereof. To the extent any deferred compensation obligations registered under the Registration Statement remain unissued, this filing is made in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jackson, State of Mississippi, on the 25th day of January, 2017.

TRUSTMARK CORPORATION

By:	/s/ Louis E. Greer
Louis E. Greer Treasurer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated below and on the date indicated.

Name	Position	Date

/s/ Gerard R. Host	President, Chief Executive Officer and Director	January 25, 2017
Gerard R. Host

/s/ Louis E. Greer	Treasurer, Principal Financial Officer and Principal Accounting Officer	January 25, 2017
Louis E. Greer

/s/ R. Michael Summerford	Chairman of the Board	January 25, 2017
R. Michael Summerford

/s/ Adolphus (Dolph) B. Baker	Director	January 25, 2017
Adolphus (Dolph) B. Baker

/s/ Tracy T. Conerly	Director	January 25, 2017
Tracy T. Conerly

/s/ Toni D. Cooley	Director	January 25, 2017
Toni D. Cooley

/s/ Daniel A. Grafton	Director	January 25, 2017
Daniel A. Grafton

/s/ John M. McCullouch	Director	January 25, 2017
John M. McCullouch

/s/ Harris V. Morrissette	Director	January 25, 2017
Harris V. Morrissette

/s/ Richard H. Puckett	Director	January 25, 2017
Richard H. Puckett

/s/ LeRoy G. Walker, Jr	Director	January 25, 2017
LeRoy G. Walker, Jr

	Director	January 25, 2017
William G. Yates III